AGREEMENT OF SALE AND LICENSE



         This Agreement of Sale and License ("Agreement") is entered into as of December 9, 1994, by and between Raytheon Company, a Delaware corporation, through its Semiconductor Division ("Raytheon SemiconductoC'), whose principal offices are located at 350 Ellis Street in Mountain View, California 94043, and Microsemi Corporation ("MICROSEMI"), whose principal offices are located at 2830 South Fairview Street, Santa Ana, California 92704.



                                 RECITALS

WITNESSETH:
         WHEREAS, Raytheon Semiconductor has decided to exit the transistor product business and to sell its transistor product line to a company or companies interested in remaining in the source supply business for transistor products;
         WHEREAS, MICROSEMI wishes to continue in the transistor product business and to become and remain a transistor product source;
         WHEREAS, Raytheon Semiconductor in the course of its sale wishes to fulfill purchase orders previously submitted to Raytheon Semiconductor by its customers ('Customer Order Backlog"), and to refer such customers to MICROSEMI for future transistor products,
         NOW, THEREFORE, in consideration of the foregoing and of the mutual promises contained herein, the parties hereto do hereby mutually agree as follows:



                                 AGREEMENT

Assets to be Sold.
         1.1 Raytheon Semiconductor will sell to MICROSEMI the following assets related to its transistor product business:
         1.1.1 Transistor manufacturing equipment as listed on Exhibits A and B attached hereto and incorporated herein by reference. The Exhibit A equipment will be delivered FOB Raytheon Semiconductor's Mountain View facility whose address is set forth above ("the Delivery Point") beginning on the Closing Date (specified in paragraph 3.3 hereinbelow). The Exhibit B equipment will be delivered at the Delivery Point (after Raytheon Semiconductor has fulfilled its Customer Order Backlog) on or before March 31, 1995 as to the assembly equipment; on or before May 31, 1995 as to the test equipment; and on or before June 30, 1995 as to the remaining equipment.
         1.1.2 Finished goods not needed for Raytheon
Semiconductor's Customer Order Backlog, as set forth on Exhibit C attached hereto and incorporated herein by reference, to begin delivery at the Delivery Point on the Closing Date.
         1.1.3 Piece part inventory not needed for Raytheon Semiconductor's Customer Order Backlog, as set forth on Exhibit D attached hereto and incorporated herein by reference.
         1. 1.4 Work in Process not needed for Raytheon Semiconductor's Customer Order Backlog, as set forth in Exhibit E attached hereto and incorporated herein by reference.
         1.1.5 Mask sets for Raytheon Semiconductor's transistor products, as set forth on Exhibit F attached hereto. The rights to use such mask sets and/or to replicate them are the subject of licenses granted by Raytheon Semiconductor to MICROSEMI set forth in Section 2 hereinbelow.
         1.1.6   The matters described in paragraphs 1.1.2, 1.1.3,
1.1.4 and 1.1.5 will begin delivery to MICROSEMI at the Delivery Point on the Closing Date.
         1.1.7 The amounts of finished goods or other goods indicated on Exhibits C through E hereto are estimates or approximations only. Divergences from the stated quantities, but within plus or minus ten percent (10%) of the amounts shown on Exhibits C through E, shall be within the parameters of this Agreement. Variances greater than plus or minus ten percent (10%) of the stated quantity will require an appropriate adjustment in the purchase price at the Closing Date, either in favor of MICROSEMI or in favor of Raytheon, as the case may be. MICROSEMI has the right to inspect prior to signing this Agreement, as set forth in paragraph 13 hereinbelow.
         1.1.8 The assets to be sold by Raytheon Semiconductor to MICROSEMI do not include any Customer Order Backlog existing at the Closing Date. New transistor orders submitted to Raytheon after the Closing Date and before the completion of the terms of this Agreement, relating to the goods indicated on Exhibits C through E, will be refered to MICROSEMI.
         1.1.9 The transistor part types and related intellectual property as set forth on the 'Exclusions" list attached hereto as Exhibit G and made a part of this Agreement by reference are explicitly excluded from the assets to be sold. MICROSEMI shall not be precluded from supplying product, which compete with those of Raytheon Semiconductor to any division of Raytheon Company who may choose to do business with any MICROSEMI company.

2.       Licenses to be Granted.
2.1      Intellectual Property to be Licensed.
         2.1.1 In addition to selling the above-described assets to MICROSEMI, Raytheon Semiconductor will, and hereby does, license certain of its transistor-related intellectual property to MICROSEMI.
         2.1.2 The intellectual property described on Exhibit H attached hereto is licensed on a perpetual, worldwide exclusive basis, to the extent that Raytheon Semiconductor has the right to do so.
         2.1.3 The implementation of such licenses will be accomplished by the delivery by Raytheon Semiconductor to MICROSEMI beginning on the Closing Date at the Delivery Point, of drawings, diagrams, and technical specifications related to the licensed products, as well as processes and mask sets for manufacture of the licensed products.
         2.1.5 The licenses herein granted give MICROSEMI the right to make, use, sell and distribute the transistor products described on Exhibits H attached hereto, and to use and replicate the mask sets associated therewith. MICROSEMI is not granted, and does not have, the authority to transfer the licenses herein granted, or to sublicense any part of said licenses to any other company. Except in the event of sale or transfer by MICROSEMI of the business in connection with a merger or other form of business combination, except with written consent of Raytheon Semiconductor which shall not be unreasonably withheld and is subject to the terms and conditions of this Agreement.
         2.1.6 Said licenses are granted "as is" and without warranty of any kind whatsoever. Raytheon Semiconductor does not represent, and hereby expressly disclaims, that its intellectual property produces marketable products. Raytheon Semiconductor does not undertake any obligation to debug such intellectual property, or to provide any upgrades, enhancements, or derivatives thereof, if any.

Payment of Purchase Price.
         3.1 The Purchase Price to be paid to Raytheon Semiconductor by MICROSEMI is seven hundred thousand dollars ($700,000) by cashier's check drawn on a California bank or by wire transfer into Raytheon Semiconductor's bank account, verified as to receipt.
         3.2     The Purchase Price covers lien-free title to the
assets to be Sold (Section    1) and the Licenses to be Granted
(Section 2).
         3.3 The Purchase Price is to be paid in accordance with the following schedule:
$ 70,000. non-refundable deposit received on or before December 16, 1994; $530,000. due on or before the Closing Date of January 6, 1995; and $1 00,000. due on the delivery of the residual equipment and inventory in accordance with this Agreement.
         3.4 MICROSEMI must take delivery of all matters specified to be delivered beginning on the Closing Date.

4.       Limitation of Warranties.
         4.1 Raytheon Semiconductor hereby warrants that it holds the unencumbered, lien-free title and right to transfer all property to be sold and licensed pursuant to this Agreement.
         4.2 All of Raytheon's right, title and interest to the assets to be sold will be transferred to MICROSEMI, except that transfer of the finished goods with Raytheon's trademark and/or logo already affixed hereon by Raytheon Semiconductor does not grant any right or license to use such trademark or logo to MICROSEMI. MICROSEMI is hereby granted the sole and limited authority to sell the finished goods described on Exhibit C hereto as previously marked by Raytheon Semiconductor.
         4.3 Raytheon Semiconductor assumes the warranties, as limited in Raytheon's standard terms and conditions of sale, for product sold by Raytheon Semiconductor. MICROSEMI assumes the warranties, pursuant to MICROSEMI's terms and conditions, if any, for product sold by MICROSEMI.
         4.4 The intellectual property described herein will be licensed exclusively to MICROSEMI to the extent that Raytheon Semiconductor has the right to do so.
         4.5 All assets will be sold "as is" and "where is" without any warranty whatsoever either express or implied. The licenses will be granted as is" and without warranty, as more specifically set forth in Section 2 hereinabove.
         4.6 THE WARRANTIES EXPRESSED IN THIS SECTION ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILIT'Y OR FITNESS FOR A PARTICULAR PURPOSE, ALL OF WHICH ARE EXPRESSLY EXCLUDED.

5.       Transfer of Customers.
         5.1 As set forth below, as part of this Agreement, Raytheon Semiconductor will transfer its transistor customer list (except as stated in the exclusions listed in Exhibit G) to MICROSEMI.
Raytheon Semiconductor agrees not to compete with MICROSEMI in the transistor product business to the extent of the products and intellectual property which are hereby sold to MICROSEMI for a period of five (5) years after the Closing Date.
         5.2 Raytheon Semiconductor will make reasonable visits to customers with MICROSEMI to introduce MICROSEMI to them as a transistor product source.
         5.3 Raytheon Semiconductor will cooperate with MICROSEMI to prepare a written announcement, acceptable in form to Raytheon Semiconductor of MICROSEMI's status as the licensee of Raytheon Semiconductor's transistor technology.
         5.4 For the period of one (1) year after the Closing Date, Raytheon Semiconductor will refer to MICROSEMI all inquiries regarding purchase of transistor products from existing and potential customers, with the exceptions noted in paragraph 5.1 hereinabove.
         5.5 As regards to MICROSEMI's completing the manufacture of Raytheon Semiconductor's transistor die, work in process, and piece part inventory hereby sold to MICROSEMI, MICROSEMI will prepare and maintain records for the traceability of such matters from the hands of Raytheon Semiconductor into the hands of MICROSEMI's customers, and such records shall be kept by MICROSEMI for a period of five (5) years after the Closing Date. MICROSEMI will notify Raytheon Semiconductor of any MICROSEMI customer complaint traceable to the matters hereby sold and/or licensed within ten (10) business days after MICROSEMI first learns of such complaint, pursuant to section 7 hereinbelow. Such notice does not in any way modify the limitation of warranties set forth in section 4, above.

6.       Assignment or Transfer of this Agreement.
         Neither party shall assign or otherwise transfer any rights or obligations arising under this Agreement without the prior written approval of the other party, which will not be unreasonably withheld.

7.       Notification.
         All notices given hereunder shall be in writing and sent to the addresses stated below:



To Raytheon: Raytheon Semiconductor 350 Ellis Street P. 0. Box 7016 Mountain View, CA 94039-7016 Fax (415) 966-7742 Attn.: Rod Libby,
Manager, Quality & Reliability Engineering


To MICROSEMI: Microsemi Corporation 2830 South Fairview Street
Santa Ana, CA. 92704 Fax (714) 966-5256 Attn.:   Philip Frey,
Chairman

8.       Arbitration.
         Any dispute or controversy arising out of, or under, or in connection with, or in relation to, this Agreement, or the subject-matter covered herein, which cannot be settled between the parties, shall be determined by arbitration in San Jose, California pursuant to the then existing rules of the American Arbitration Association. Any award rendered therein shall be be det subject to section 9 hereinbelow, and shail be final and binding upon each and all of the parties, and their successors in interest, and a judgment thereon may be entered in any court of competent jurisdiction. The arbitrator may award the reasonable costs of such proceedings and reasonable attorneys' fees to the prevailing party.

9.       Exclusion of Certain Damages.
         In no event shall either party be liable for consequential, incidental or special (including multiple or punitive) damages arising out of this Agreement or the matters sold or licensed pursuant hereto.

10.      Taxes and Other Char-ges.
         Prices do not include any applicable present or future packing charges, warehouse charges, handling, shipping or insurance charges, inspection fees, consular fees, import or export duties, brokerage fees, taxes and levies (including but not limited to, value added, property, sales, use, privilege, excise or similar taxes), whether imposed by the United States or any other state, local, or foreign government entity. Such taxes or charges when applicable shall be paid by MICROSEMI. Obtaining any necessary permits, licenses or certifications for the import or export of products, equipment or technical data as described in this Agreement shall be the responsibility of MICROSEMI.

11. This Agreement shall be governed by the laws of the State of California, U.S.A.

12. This is the entire Agreement between the parties relative to the sale and/or license of the matters described on the exhibits hereto, and it supersedes any prior or contemporaneous written or oral agreements thereon and may not be amended or modified except by subsequent agreement in writing by duly authorized officers or representatives of the parties.

This Agreement may be executed in duplicate originals or in faxed copies, each of which will constitute an original.

13.      Acknowledgment of Inspection.
         By signing this agreement, MICROSEMI acknowledges that it has been given the opportunity to inspect the assets to be sold and the intellectual property to be licensed by Raytheon Semiconductor under this Agreement.



RAYTHEON SEMICONDUCTOR

By:

Title:

Date:


MICROSEMI CORPORATION

By:

Title:

Date: